4Q 17 EARNINGS PRESENTATION January 19, 2018 © 2018 SunTrust Banks, Inc. SunTrust is a federally registered trademark of SunTrust Banks, Inc.

2 This presentation should be read in conjunction with the financial statements, notes and other information contained in the Company’s forthcoming Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Non-GAAP Financial Measures This presentation includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix of this presentation beginning on slide 24. In this presentation, consistent with Securities and Exchange Commission Industry Guide 3, the Company presents total revenue, net interest income, net interest margin, and efficiency ratios on a fully taxable equivalent (“FTE”) and annualized basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue- FTE equals net interest income-FTE plus noninterest income. The Company presents the following additional non-GAAP measures because many investors find them useful. Specifically: • The Company presents certain capital information on a tangible basis, including tangible common equity, the ratio of tangible common equity to tangible assets, tangible book value per share, and return on average tangible common equity. These measures exclude the after-tax impact of purchase accounting intangible assets. The Company believes these measures are useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. These measures are used by management to analyze capital adequacy of the Company. • Similarly, the Company presents Efficiency ratio-FTE, Tangible efficiency ratio-FTE, and Adjusted tangible efficiency ratio-FTE. The efficiency ratio is computed by dividing Noninterest expense by Total revenue. Efficiency ratio- FTE is computed by dividing Noninterest expense by Total revenue-FTE. Tangible efficiency ratio-FTE excludes the amortization related to intangible assets and certain tax credits. The Company believes this measure is useful to investors because, by removing the impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. Adjusted tangible efficiency ratio-FTE removes the pre-tax impact of Form 8-K items announced on December 4, 2017 and the impacts of tax reform-related items from the calculation of Tangible efficiency ratio-FTE. The Company believes this measure is useful to investors because it is more reflective of normalized operations as it reflects results that are primarily client relationship and client transaction driven. These measures are utilized by management to assess the efficiency of the Company and its lines of business. • The Company presents adjusted EPS which excludes the impact of Form 8-K items announced on December 4, 2017 and the impacts of tax reform-related items. The Company believes this measure is useful to investors because it is more reflective of normalized operations as it reflects results that are primarily client relationship and client transaction driven. These measures are utilized by management to assess the earnings of the Company and its lines of business. • The Company presents the Basel III Common Equity Tier 1 (CET1) ratio, on a fully phased-in basis. The fully phased-in ratio considers a 250% risk-weighting for MSRs and deduction from capital of certain carryforward DTAs, the overfunded pension asset, and other intangible assets. The Company believes this measure is useful to investors who wish to understand the Company's current compliance with future regulatory requirements. Important Cautionary Statement about Forward-Looking Statements This presentation contains forward-looking statements. Statements regarding future levels of the net interest margin, tangible efficiency ratio, charge-offs and net charge-off ratio, loan loss provision expense, ALLL ratio, commercial real estate-related income, personnel expenses, the impact of tax reform on investments and growth, future capital returns, capital markets-related income, earnings per share, and the effective tax rate and its impacts on FTE adjustments are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “forecast”, “goals”, “plans,” “targets,” “initiatives,” “opportunity,” “focus”, “potentially,” “probably,” “projects,” “outlook,” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could"; such statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, Item 1A., “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other periodic reports that we file with the SEC. Those factors include: current and future legislation and regulation could require us to change our business practices, reduce revenue, impose additional costs, or otherwise adversely affect business operations or competitiveness; we are subject to stringent capital adequacy and liquidity requirements and our failure to meet these would adversely affect our financial condition; the monetary and fiscal policies of the federal government and its agencies could have a material adverse effect on our earnings; our financial results have been, and may continue to be, materially affected by general economic conditions, and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition; changes in market interest rates or capital markets could adversely affect our revenue and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; our earnings may be affected by volatility in mortgage production and servicing revenues, and by changes in carrying values of our servicing assets and mortgages held for sale due to changes in interest rates; disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity; we are subject to credit risk; we may have more credit risk and higher credit losses to the extent that our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; we rely on the mortgage secondary market and GSEs for some of our liquidity; loss of customer deposits could increase our funding costs; any reduction in our credit rating could increase the cost of our funding from the capital markets, we are subject to litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even inadvertent or unintentional violations; we are subject to certain risks related to originating and selling mortgages, and may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, or borrower fraud, and this could harm our liquidity, results of operations, and financial condition; we face risks as a servicer of loans; we are subject to risks related to delays in the foreclosure process; consumers and small businesses may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; negative public opinion could damage our reputation and adversely impact business and revenues; we may face more intense scrutiny of our sales training, and incentive compensation practices; we rely on other companies to provide key components of our business infrastructure; competition in the financial services industry is intense and we could lose business or suffer margin declines as a result; we continually encounter technological change and must effectively develop and implement new technology; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our framework for managing risks may not be effective in mitigating risk and loss to us; our controls and procedures may not prevent or detect all errors or acts of fraud; we are at risk of increased losses from fraud; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyber- attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; our accounting policies and processes are critical to how we report our financial condition and results of operation, and they require management to make estimates about matters that are uncertain; depressed market values for our stock and adverse economic conditions sustained over a period of time may require us to write down some portion of our goodwill; our financial instruments measured at fair value expose us to certain market risks; our stock price can be volatile; our ability to receive dividends from our subsidiaries or other investments could affect our liquidity and ability to pay dividends; we might not pay dividends on our stock; certain banking laws and certain provisions of our articles of incorporation may have an anti-takeover effect; and the interest rates of our outstanding floating rate indebtedness and assets might be subject to change based on recent regulatory changes. IMPORTANT CAUTIONARY STATEMENT

3 $0.90 $0.91 $1.03 $1.06 $1.09 $1.48 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1. The efficiency ratio and tangible efficiency ratios are reported on fully taxable-equivalent (“FTE”) basis. Please refer to slide 24 for GAAP reconciliations 2. Please refer to slide 25 for Basel III CET1 (transitional) to Basel III CET1 (fully phased-In) reconciliation 4Q 17 AND 2017 EPS OVERVIEW $3.60 $4.09 $4.47 2016 2017 Reported EPS Adjusted EPS Quarterly & Annual Trends Continued Earnings Momentum • Reported EPS of $1.48 includes $0.39 of discrete benefits (see slide 5) → 4Q 17 adjusted EPS up 3%, driven by lower provision expense • 2017 reported EPS of $4.47, up 24% → 2017 adjusted EPS up 14%, driven by higher revenue (up 4%), improved profitability, and reduced share count Continued Efficiency Progress • Achieved 2017 efficiency goal → 2017 reported efficiency ratio: 63.1%; tangible efficiency ratio (FTE): 62.3%1 → 2017 adjusted tangible efficiency ratio (FTE): 61.0%1, down 100 bps relative to 2016 Asset Quality & Capital Remain Strengths • 2017 NCO ratio: 0.25% | NPL ratio of 0.47% • Capital ratios remain strong, even after 47% increase in capital returns relative to 2016 → 9.8% Basel III CET1 ratio (transitional); 9.6% Basel III CET1 ratio (fully phased-in)2

4 62.0% 61.0% 62.6% 61.9% 2016 2017 2017 HIGHLIGHTS 2017 Highlights: Good Progress Across All Fronts Earnings Per Share1 Total Revenue (FTE) Tangible Efficiency Ratio (FTE)2 Total Capital Returns ($ in millions) $3.60 $4.09 2016 2017 2016 2017 2016 2017 $8,742 $9,132 $1,328 $1,948 Total Shareholder Return: 20% (~700 bps above peer median)3 1. 2017 represents adjusted earnings per share. Reported earnings per share were $4.47 for 2017 which includes $0.39 of discrete benefits. Please refer to slide 5 for more details 2. 2017 represents the adjusted efficiency ratio and tangible efficiency ratio. The reported efficiency ratio was 63.1% and reported tangible efficiency ratio was 62.3%. Please refer to slide 9 for more details and slide 24 for GAAP reconciliations 3. Source: Bloomberg. Reflects 12/31/2016 – 12/31/2017. Peers include BAC, BBT, CFG, FITB, HBAN, KEY, MTB, PNC, RF, USB, WFC. Dividends assumed to be reinvested in same security Efficiency Ratio (FTE) Tangible Efficiency Ratio (FTE) 73% Payout Ratio 89% Payout Ratio

4Q 17 DISCRETE ITEMS

		Pre-Tax	After-Tax	Line Item	Impacted Segment
Items Announced in 12/4 8-K	Gain on sale of Premium Assignment Corporation (PAC) subsidiary	$107	$65	Other noninterest income	Wholesale
	SunTrust Mortgage state NOL valuation allowance adjustment	-	($27)	Provision for income taxes	Corporate Other
	Net charge related to efficiency actions	($36)	($22)	Other noninterest expense	All
	Sub-Total		$16		
	EPS Impact		$0.03		
Tax Reform Impacts & Related Actions	Revaluation of the net DTL & other discrete tax items	-	$291	Provision for income taxes	Corporate Other
	Securities AFS portfolio restructuring losses	($109)	($69)	Securities gains/ (losses)	Corporate Other
	Charitable contribution to SunTrust Foundation	($50)	($31)	Marketing & customer development	Corporate Other
	Discretionary 401(k) contribution and other employee benefits	($25)	($16)	Employee compensation & benefits	All
	Loss on sale of servicing rights	($5)	($3)	Mortgage servicing related income	Consumer
	Sub-Total		$172		
	EPS Impact		$0.36		

		Reported	Adjusted
4Q 17	Earnings Per Share	$1.48	$1.09
	Efficiency Ratio (FTE)[1]	65.9%	60.9%
	Tangible Efficiency Ratio (FTE)[1]	64.8%	59.9%
2017	Earnings Per Share	$4.47	$4.09
	Efficiency Ratio (FTE)[1]	63.1%	61.9%
	Tangible Efficiency Ratio (FTE)[1]	62.3%	61.0%

1. The efficiency ratio and tangible efficiency ratios are reported on fully taxable-equivalent ("FTE") basis. Please refer to slide 24 for GAAP reconciliations

5
SunTrust

6 $1,343 $1,366 $1,403 $1,430 $1,434 $1,377 $1,400 $1,439 $1,467 $1,472 3.00% 3.09% 3.14% 3.15% 3.17% 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 Net Interest Income Net Interest Income (FTE) NIM (FTE) NET INTEREST INCOME1 NII growth and NIM expansion continues; NIM up 2 bp QoQ and 17 bps YoY Prior Quarter Variance • Net interest margin (FTE) increased 2 bps, driven by: → Above average benefits from certain loan-related fees and nonaccrual recoveries → Higher securities yields • Net interest income (FTE) up slightly as higher margins offset lower loan balances (which were partially impacted by the sale of PAC) Prior Year Variance • Net interest margin (FTE) increased 17 bps, driven by: → Higher loan yields as a result of the increases in short-term rates → Improved loan mix (faster growing consumer portfolio) → Lower premium amortization on the securities portfolio • Net interest income (FTE) increased $95 million, or 7%, driven by NIM expansion and earning asset growth 1. On this slide, net interest income is reported on an unadjusted and fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. SunTrust believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. Net interest margin (FTE) is calculated as net interest income (FTE) divided by average earning assets (on an annualized basis) 2. Please refer to slide 24 for a reconciliation of net interest income to net interest income (FTE) 2 ($ in millions)

7 NONINTEREST INCOME Prior Quarter Variance • Noninterest income decreased $13 million, or 2% driven by: → $57 million decrease in capital markets-related income, given strong 3Q 17 performance → FY 17 investment banking income up 21% (10th consecutive record year) → $7 million net discrete charges in 4Q 17 (see slide 5) → Partially offset by $45 million increase in commercial real estate-related income given increased structured real estate activity and seasonality Prior Year Variance • Noninterest income increased $18 million, or 2% driven by: → $29 million increase in commercial real estate- related income → $8 million increase in wealth management- related income $815 $847 $827 $846 $833 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 Noninterest income up 2% YoY ($ in millions) Reported Noninterest Income 4Q 17 Adjusted Noninterest Income $840

8 Increase in expenses driven by discrete costs recognized in 4Q 17; adjusted expenses relatively stable NONINTEREST EXPENSE Prior Quarter Variance • $129 million increase in noninterest expense driven by discrete items including: → $75 million contribution to communities and teammates in response to tax reform → $36 million discrete charges associated with efficiency initiatives (other noninterest expense) → Voluntary early retirement program → Branch and corporate real estate closures → Software write-downs → $14 million net discrete benefits recognized in 3Q 17 ($58 million legal accrual reversals partially offset by $44 million of costs associated with efficiency initiatives) Prior Year Variance • Noninterest expense increased $123 million, driven primarily by the $111 million in discrete expenses recognized in 4Q 17 → Overall, solid expense management resulted in stable adjusted expenses despite 5% increase in revenue ($ in millions) Reported Noninterest Expense 4Q 17 Adjusted Noninterest Expense $1,397 $1,465 $1,388 $1,391 $1,409 $111 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 $1,520

EFFICIENCY RATIO & TANGIBLE EFFICIENCY RATIO[1]

- ✓ Efficiency progress continues; delivered 100 bps improvement in 2017
- ✓ Expect further progress in 2018, even after ~50 bp FTE calculation headwind



5-Quarter Trend
Annual Trend
63.7%
63.1%
65.2%
64.6%
61.2%
60.6%
60.1%
59.2%
60.9%
59.9%
72.0%
71.5%
67.4%
66.9%
65.6%
65.3%
63.7%
63.3%
63.1%
62.6%
62.6%
62.0%
61.9%
61.0%
60%-
61%
<60%
Prior to tax reform (and resulting impact to FTE calculation), expected ~60% TER
4Q 16
1Q 17
2Q 17
3Q 17
4Q 17 2
2011
2012 2
2013 2
2014 2
2015
2016
2017 2
2018 TER Goal 3
2019 TER Goal 3
Efficiency Ratio (FTE)
Tangible Efficiency Ratio (FTE)

1. The efficiency ratio and tangible efficiency ratios are reported on fully taxable-equivalent ("FTE") basis. The FTE basis adjusts net interest income for the tax-favored status of income from certain loans and investments. Unadjusted net interest income can be found on slide 6
2. 2012, 2013, 2014, 4Q 17, and 2017 values represent the adjusted efficiency ratio and adjusted tangible efficiency ratio. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions. Please refer to slide 24 for reconciliations related to the GAAP efficiency ratio
3. The FTE adjustment (which grosses up reported net interest income) was $145 million in 2017. The adjustment will decline by approximately half in 2018 and beyond given lower corporate tax rates

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SunTrust

10 CREDIT QUALITY Overall asset quality continues to be very strong ($ in millions)  NPLs decline further, driven by C&I  NCO ratio well below historical averages; 25 bps NCO for FY 17 Nonperforming Loans Net Charge-offs $845 $789 $754 $697 $674 0.59% 0.55% 0.52% 0.48% 0.47% 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 NPLs Total NPL Ratio $136 $112 $70 $78 $107 0.38% 0.32% 0.20% 0.21% 0.29% 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 NCOs Total NCO Ratio (annualized) Allowance for Loan and Lease Losses $1,709 $1,714 $1,731 $1,772 $1,735 1.19% 1.20% 1.20% 1.23% 1.21% 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 ALLL ALLL Ratio Provision for Credit Losses $101 $119 $90 $120 $79 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17  Provision declined sequentially given hurricane-related provision in 3Q 17  Continued asset quality improvements drive decline in ALLL ratio

11 $77.4 $78.2 $78.4 $77.4 $76.4 $38.8 $38.3 $38.1 $38.3 $38.2 $25.5 $26.3 $27.2 $28.2 $28.7 $141.7 $142.8 $143.7 $144.0 $143.4 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 Commercial Residential Consumer LOANS Average performing loans stable sequentially and up 1% YoY ($ in billions, average balances) Note: Totals may not foot due to rounding Prior Quarter Variance • Average performing loans stable as 2% consumer loan growth was offset by a decline in C&I loans → PAC sale closed on December 1st and included $1.3 billion of C&I loan balances (impacted average balances by ~$400 million) Prior Year Variance • Average performing loans increased $1.7 billion, or 1% • Strategic investments drove strong growth in consumer lending and further balance sheet optimization → Consumer other direct up 14% (primarily driven by LightStream and partnership with GreenSky) → Credit card up 14% • Offset by 2% decline in C&I loans

12 DEPOSITS Average client deposits up 1% sequentially and 2% YoY ($ in billions, average balances) Prior Quarter Variance • Average client deposits up 1%, driven by seasonal growth in NOW accounts • Interest-bearing deposit costs up 2 bps Prior Year Variance • Average client deposits up 2%, reflects continued success in deepening client relationships across the Company → Consumer average deposits up 2% → Wholesale average deposits up 2% • Interest-bearing deposit costs up 16 bps $54.4 $54.9 $54.2 $53.3 $52.0 $44.8 $43.1 $43.6 $43.8 $44.1 $42.9 $44.7 $44.4 $44.6 $46.2 $9.6 $9.7 $10.2 $11.2 $11.9 $6.3 $6.4 $6.6 $6.5 $6.5 $158.0 $158.9 $159.1 $159.4 $160.7 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 Money Market DDA (Nonint bearing) NOW Time Savings Note: Totals may not foot due to rounding

13 CAPITAL POSITION ($ in billions, except per-share data) Total Equity & Tangible Common Equity Ratios2 Basel III Common Equity Tier 1 (fully phased-in)1 Book Value / Tangible Book Value Per Share3 1. Current quarter amounts are estimated at the time of the earnings release and subject to revision. Please refer to slide 25 for additional details on the current quarter’s calculation 2. Please refer to slide 26 for a reconcilement of total equity to tangible common equity and total assets to tangible assets 3. Please refer to slide 26 for a reconcilement of book value per share to tangible book value per share 11.8% 11.6% 11.8% 11.9% 12.1% 8.2% 8.1% 8.1% 8.1% 8.2% 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 Avg. Equity/Avg. Assets Tangible Common Equity/Tangible Assets $45.38 $45.62 $46.51 $47.16 $47.94 $32.95 $33.05 $33.83 $34.34 $34.82 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 Book Value Per Share Tangible Book Value Per Share $16.9 $16.8 $17.0 $17.0 $17.1 9.6% 9.7% 9.7% 9.6% 9.8% 9.4% 9.5% 9.5% 9.5% 9.6% 0 0 0 0 0 0 0 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 Basel III CET1 ratio Basel III fully phased-in CET1 ratio Capital ratios up YoY, even after 89% total payout ratio in 2017

CONSUMER SEGMENT HIGHLIGHTS

($ in millions)	4Q 16	3Q 17	4Q17	FY 16	FY 17	%Δ Prior Yr
Net Interest Income	$886	$942	$946	$3,465	$3,698	7 %
Noninterest Income	468	473	473	2,036	1,874	(8)%
Total Revenue	1,354	1,415	1,419	5,501	5,572	1 %
Provision for Credit Losses	82	136	69	172	368	NM
Noninterest Expense	952	894	1,011	3,796	3,842	1 %
Net Income	**$206**	**$245**	**$217**	**$965**	**$871**	**(10)%**
Key Statistics ($ in billions)						
Total Loans (average)	$70.6	$73.4	$73.8	$69.5	$72.6	5 %
Client Deposits (average)	$101.1	$103.2	$102.9	$99.4	$102.8	3 %
Managed Assets (EOP)	$53.2	$57.8	$58.9	$53.2	$58.9	11 %
Full-Service Branches	1,367	1,275	1,268	1,367	1,268	(7)%
Efficiency Ratio	70.3%	63.1%	71.3%	69.0%	68.9%	
Tangible Efficiency Ratio[1]	69.1%	62.0%	70.1%	67.9%	67.8%	
Mortgage Data:						
Servicing Portfolio for Others (EOP)	$129.6	$135.4	$136.1	$129.6	$136.1	5 %
Production Volume	$8.7	$6.2	$6.3	$29.4	$24.4	(17)%
Application Volume	$8.3	$7.7	$7.1	$40.6	$30.8	(24)%

Full Year Highlights

- **Solid loan and deposit growth, improved loan mix**
  - → Net interest income increased 7%
- **Wealth management momentum improving**
  - → Managed assets up 11%
- **Making core efficiency progress**
  - → Branches down 7%
  - → Mobile deposits up 20%
- **Integrated Mortgage into broader Consumer segment**
  - → Creates increased alignment and opportunity

Prior Quarter Variance

- 4Q 17 net income, excluding discrete items on slide 5, of $233mm
- Revenues stable sequentially
- Expenses up $117 million due to discrete items
  - → 4Q 17 includes efficiency-related charges and discretionary 401(k) contribution
  - → 3Q 17 includes $58 million benefit from legal accrual reversals
- Provision expense down $67 million due to prior quarter reserve build for anticipated hurricane losses

Note: NM = not meaningful

1. Please refer to page 24 of the earnings press release for a reconciliation of efficiency ratio to tangible efficiency ratio

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WHOLESALE SEGMENT HIGHLIGHTS

($ in millions)	4Q 16	3Q 17	4Q 17	FY 16	FY 17	%Δ Prior Yr
Net Interest Income (FTE)	$565	$606	$616	$2,154	$2,389	11 %
Noninterest Income	360	406	516	1,356	1,710	26 %
Total Revenue (FTE)	925	1,012	1,132	3,510	4,099	17 %
Provision/ (Benefit) for Credit Losses	19	(16)	11	272	41	NM
Noninterest Expense	436	459	469	1,676	1,869	12 %
Net Income	**$295**	**$358**	**$407**	**$979**	**$1,373**	**40 %**
Key Statistics ($ in billions)						
Total Loans (average)	$71.9	$71.2	$70.1	$71.6	$71.5	(0)%
Client Deposits (average)	$56.9	$56.1	$57.8	$54.7	$56.6	3 %
Efficiency Ratio (FTE)[1]	47.1%	45.3%	41.5%	47.8%	45.6%	
Tangible Efficiency Ratio (FTE)[1]	45.1%	42.9%	38.8%	45.9%	43.4%	

Full Year Highlights

- **Record revenue and net income**
  - → Revenue up 14%(excluding PAC gain)
  - → 10th consecutive record year for investment banking
  - → Strong net interest income growth even after modest balance sheet growth; maintaining strong return discipline
  - → Continued efficiency progress
- **Optimizing business mix and opportunity set**
  - → First full year of Pillar/ Cohen[2] (revenues in line with initial expectations)
  - → Expanded Commercial Banking into Ohio and Texas
  - → Sold PAC

Prior Quarter Variance

- Continued momentum results in another record revenue quarter (excluding PAC gain)
  - → Net interest income (FTE) up 1% due to NIM expansion
  - → Excluding PAC gain, noninterest income stable
- Net income increased $49 million driven by the sale of PAC

Note: NM = not meaningful
1. Please refer to page 26 of the earnings press release for a reconciliation of efficiency ratio to tangible efficiency ratio
2. "Pillar/ Cohen" refers to the businesses purchased in December 2016 from Pillar Financial, LLC and its wholly owned subsidiaries (including Cohen Financial Services (DE), LLC)

15
SUNTRUST

LONG-TERM TRENDS

Strong & Diverse Franchise; Investing in Growth

GAAP EPS						
$0.94	$3.59	$2.41	$3.23	$3.58	$3.60	$4.47

(Adjusted earnings per share[1])



$0.94
$2.19
$2.74
$3.23
$3.58
$3.60
$4.09
2011
2012
2013
2014
2015
2016
2017

✓6th consecutive year of EPS growth

- 14% adjusted EPS growth despite 37% decline in mortgage production income; reflects franchise diversity
  - → Record revenue and net income for Wholesale segment
- Strong growth in consumer lending
  - → Avg. consumer direct balances up 20%
- Investing in technology: mobile deposits up 20%

Improving Efficiency & Returns

(Tangible efficiency ratio (FTE)[2])



71.5%
66.9%
65.3%
63.3%
62.6%
62.0%
61.0%
2011
2012
2013
2014
2015
2016
2017

✓6th consecutive year of improved efficiency

- 2017 adjusted tangible efficiency ratio (FTE): 61.0%[2]; reflects 100 bps improvement
  - → Committed to further progress in 2018 even after impact from tax reform
- 14 bp increase in NIM (FTE)
- ROE: 9.7% | adjusted ROTCE: 12.2%[3]

Strong Capital Position Supports Growth

(Dividends & share buybacks as a % of net income)



8%
11%
26%
48%
62%
73%
89%
2011
2012
2013
2014
2015
2016
2017

✓6th consecutive year of higher capital returns

- 47% increase in capital returns
  - → 27% increase in dividends
  - → 58% increase in share repurchases
    - → 3% decline in average shares outstanding
- 9.6% Basel III CET1 ratio (fully phased-in)[3]
  - → Up relative to 2016, even after 89% total payout ratio

1. 2012, 2013, and 2017 values represent adjusted earnings per share. The impact of excluding discrete items was ($1.40), $0.33, and ($0.39) for 2012, 2013, and 2017, respectively. For the reconciliation to GAAP EPS for 2012 and 2013, please refer to page 36 of the 2013 Form 10-K. For the 2017 reconciliation to GAAP EPS, please refer to slide 5
2. 2012, 2013, 2014, and 2017 values represent the adjusted efficiency ratio and adjusted tangible efficiency ratio. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions. Please refer to slide 24 for reconciliations related to the GAAP efficiency ratio
3. Reported ROTCE: 13.4%; impact of excluding discrete items outlined on slide 5 is (1.2%)

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SUNTRUST

APPENDIX

5-QUARTER & 2-YEAR FINANCIAL HIGHLIGHTS

		4Q 16	1Q 17	2Q 17	3Q 17	4Q 17	2016	2017
Profitability	EPS (diluted)	$0.90	$0.91	$1.03	$1.06	$1.48	$3.60	$4.47
	Adjusted EPS (diluted)	$0.90	$0.91	$1.03	$1.06	$1.09	$3.60	$4.09
	Efficiency Ratio (FTE)	63.7%	65.2%	61.2%	60.1%	65.9%	62.6%	63.1%
	Tangible Efficiency Ratio (FTE)[1]	63.1%	64.6%	60.6%	59.2%	64.8%	62.0%	62.3%
	Adjusted Tangible Efficiency Ratio (FTE)[1]	63.1%	64.6%	60.6%	59.2%	59.9%	62.0%	61.0%
	Net Interest Margin (FTE)	3.00%	3.09%	3.14%	3.15%	3.17%	3.00%	3.14%
	Return on Average Assets	0.91%	0.93%	1.03%	1.04%	1.43%	0.94%	1.11%
	Return on Average Common Equity	7.9%	8.2%	9.1%	9.0%	12.5%	8.0%	9.7%
	Return on Average Tangible Common Equity[2]	10.8%	11.3%	12.5%	12.5%	17.2%	10.9%	13.4%
Balance Sheet	Average Performing Loans ($ in billions)	$141.7	$142.8	$143.7	$144.0	$143.4	$140.2	$143.5
	Average Client Deposits ($ in billions)	$158.0	$158.9	$159.1	$159.4	$160.7	$154.2	$159.5
Credit & Capital	NPL Ratio	0.59%	0.55%	0.52%	0.48%	0.47%	0.59%	0.47%
	NCO Ratio	0.38%	0.32%	0.20%	0.21%	0.29%	0.34%	0.25%
	ALLL Ratio	1.19%	1.20%	1.20%	1.23%	1.21%	1.19%	1.21%
	Basel III Common Equity Tier 1 Ratio (transitional)	9.6%	9.7%	9.7%	9.6%	9.8%	9.6%	9.8%
	Basel III Common Equity Tier 1 Ratio (fully phased-in)[3]	9.4%	9.5%	9.5%	9.5%	9.6%	9.4%	9.6%
	Book Value Per Share	$45.38	$45.62	$46.51	$47.16	$47.94	$45.38	$47.94
	Tangible Book Value Per Share[4]	$32.95	$33.05	$33.83	$34.34	$34.82	$32.95	$34.82

1. Please refer to slide 24 for the GAAP reconciliations
2. Please refer to page 23 of the earnings press release for GAAP reconciliations
3. Please refer to slide 25 for the reconciliation of Basel III CET1 (transitional) to Basel III CET1 (fully phased-In)
4. Please refer to slide 26 for a reconcilement to book value per share

18

SUNTRUST

19 MORTGAGE SERVICING INCOME: SUPPLEMENTAL INFORMATION 1. Includes contractually specified servicing fees, late charges, interest curtailment expense, and other ancillary revenues 2. Due primarily to the receipt of monthly servicing fees and from prepayments 3. Includes both the fair value mark-to-market of the MSR asset from changes in market rates and other assumption updates, exclusive of the decay, and the impact of using derivatives to hedge the risk of changes in the fair value of the MSR asset Note: Totals may not foot due to rounding ($ in millions) 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 Servicing Fees1 $93 $100 $100 $99 $101 ($69) ($50) ($57) ($58) ($58) Net MSR Fair Value and Hedge Activity3 $1 $7 $1 $5 ($1) Mortgage Servicing Income $25 $58 $44 $46 $43 Memo: Total Loans Serviced for Others (average balance) $126,765 $134,444 $136,376 $135,898 $135,626 Annualized Servicing Fees / Average Loans Serviced for Others (bps) 29 30 30 29 30 Changes in MSR Value from Collection/Realization of Cash Flow (Decay)2

30-89 DAY DELINQUENCIES BY LOAN CLASS

($ in millions)

30-89 Accruing Delinquencies	4Q 16	1Q 17	2Q 17	3Q 17	4Q 17	Memo: 4Q 17 Loan Balance
Commercial & industrial	0.05%	0.05%	0.05%	0.08%	0.06%	$66,356
Commercial real estate	0.02%	0.03%	0.04%	0.02%	0.00%	$5,317
Commercial construction	0.00%	0.00%	0.00%	0.00%	0.00%	$3,804
Total Commercial Loans	**0.05%**	**0.04%**	**0.05%**	**0.07%**	**0.06%**	**$75,477**
Residential mortgages – guaranteed						$560
Residential mortgages – nonguaranteed	0.32%	0.26%	0.21%	0.27%	0.55%	$27,136
Home equity products	0.68%	0.63%	0.66%	0.85%	0.71%	$10,626
Residential construction	0.64%	0.33%	0.30%	0.28%	2.33%	$298
Guaranteed student loans	-	-	-	-	-	$6,633
Other direct	0.43%	0.39%	0.36%	0.44%	0.42%	$8,729
Indirect	1.18%	0.83%	0.83%	1.09%	0.91%	$12,140
Credit cards	0.83%	0.74%	0.75%	0.89%	0.83%	$1,582
Total Consumer Loans[1] [2]	**0.58%**	**0.47%**	**0.45%**	**0.58%**	**0.65%**	**$67,704**
Total SunTrust - excl. gov.-guaranteed delinquencies[3]	0.27%	0.22%	0.22%	0.29%	0.32%	$135,988
Impact of excluding gov.-guaranteed delinquencies	0.45%	0.50%	0.44%	0.42%	0.48%	$7,193
Total SunTrust - incl. gov.-guaranteed delinquencies[4]	**0.72%**	**0.72%**	**0.66%**	**0.71%**	**0.80%**	**$143,181**

1. Excludes delinquencies on all federally guaranteed mortgages
2. Excludes delinquencies on federally guaranteed student loans
3. Excludes delinquencies on federally guaranteed mortgages and student loans
4. Excludes mortgage loans guaranteed by GNMA that SunTrust has the option, but not the obligation, to repurchase

Note: Totals may not foot due to rounding

20

SunTrust

21 NONPERFORMING LOANS BY LOAN CLASS Note: Totals may not foot due to rounding Memo: Nonperforming Loans ($ in millions) 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 4Q 17 Loan Balance Commercial & industrial $390 $328 $304 $292 $215 $66,356 Commercial real estate 7 6 5 5 24 $5,317 Commercial construction 17 18 16 1 1 $3,804 Total Commercial Loans $414 $352 $325 $298 $240 $75,477 Residential mortgages – guaranteed - - - - - $560 Residential mortgages – nonguaranteed 177 179 181 161 206 $27,136 Home equity products 235 237 226 214 203 $10,626 Residential construction 12 12 12 11 11 $298 Guaranteed student loans - - - - - $6,633 Other direct 6 5 5 6 7 $8,729 Indirect 1 4 5 7 7 $12,140 Credit cards - - - - - $1,582 Total Consumer Loans $431 $437 $429 $399 $434 $67,704 Total SunTrust $845 $789 $754 $697 $674 $143,181 NPLs / Total Loans 0.59% 0.55% 0.52% 0.48% 0.47%

22 NET CHARGE-OFF RATIOS BY LOAN CLASS Note: Totals may not foot due to rounding Memo: Net Charge-off Ratio (annualized) 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 4Q 17 Loan Balance Commercial & industrial 0.35% 0.29% 0.10% 0.09% 0.22% $66,356 Commercial real estate (0.01)% (0.02)% 0.00% 0.44% (0.01)% $5,317 Commercial construction 0.88% (0.02)% 0.10% (0.01)% (0.01)% $3,804 Total Commercial Loans 0.35% 0.26% 0.10% 0.11% 0.19% $75,477 Residential mortgages – guaranteed - - - - - $560 Residential mortgages – nonguaranteed 0.23% 0.17% 0.14% 0.14% 0.20% $27,136 Home equity products 0.37% 0.35% 0.20% 0.15% 0.19% $10,626 Residential construction (0.50)% (0.34)% 0.84% 1.63% 3.39% $298 Guaranteed student loans - - - - - $6,633 Other direct 0.61% 0.61% 0.70% 0.70% 0.81% $8,729 Indirect 0.81% 0.78% 0.45% 0.59% 0.66% $12,140 Credit cards 2.32% 2.61% 2.77% 2.55% 2.77% $1,582 Total Consumer Loans 0.41% 0.39% 0.32% 0.33% 0.41% $67,704 Total SunTrust 0.38% 0.32% 0.20% 0.21% 0.29% $143,181 ($ in millions)

23 NET CHARGE-OFFS BY LOAN CLASS Note: Totals may not foot due to rounding Memo: Net Charge-offs ($ in millions) 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 4Q 17 Loan Balance Commercial & industrial $60 $50 $18 $16 $37 $66,356 Commercial real estate - - - 6 - $5,317 Commercial construction 9 - 1 - - $3,804 Total Commercial Loans $69 $50 $19 $22 $37 $75,477 Residential mortgages – guaranteed - - - - - $560 Residential mortgages – nonguaranteed 15 10 9 9 14 $27,136 Home equity products 11 10 5 5 5 $10,626 Residential construction - - 1 1 3 $298 Guaranteed student loans - - - - - $6,633 Other direct 12 12 14 15 18 $8,729 Indirect 21 21 13 18 20 $12,140 Credit cards 8 9 9 8 10 $1,582 Total Consumer Loans $67 $62 $51 $56 $70 $67,704 Total SunTrust $136 $112 $70 $78 $107 $143,181

RECONCILIATION: ADJUSTED EFFICIENCY RATIO (FTE) & ADJUSTED TANGIBLE EFFICIENCY RATIO (FTE)

	4Q 16	1Q 17	2Q 17	3Q 17	4Q 17	2011	2012	2013	2014	2015	2016	2017
Reported (GAAP) Basis												
Net Interest Income	1,343	1,366	1,403	1,430	1,434	5,065	5,102	4,853	4,840	4,764	5,221	5,633
Noninterest Income	815	847	827	846	833	3,421	5,373	3,214	3,323	3,268	3,383	3,354
Revenue	2,158	2,213	2,230	2,276	2,267	8,486	10,475	8,067	8,163	8,032	8,604	8,987
Noninterest Expense[1]	1,397	1,465	1,388	1,391	1,520	6,194	6,284	5,831	5,543	5,160	5,468	5,764
Efficiency Ratio	64.7%	66.2%	62.2%	61.1%	67.0%	73.0%	60.0%	72.3%	67.9%	64.2%	63.6%	64.1%
Reconciliation:												
Net Interest Income	1,343	1,366	1,403	1,430	1,434	5,065	5,102	4,853	4,840	4,764	5,221	5,633
FTE Adjustment	34	34	36	37	38	114	123	127	142	142	138	145
Net Interest Income-FTE	1,377	1,400	1,439	1,467	1,472	5,179	5,225	4,980	4,982	4,906	5,359	5,778
Noninterest Income	815	847	827	846	833	3,421	5,373	3,214	3,323	3,268	3,383	3,354
Revenue-FTE	2,192	2,247	2,266	2,313	2,305	8,600	10,598	8,194	8,305	8,174	8,742	9,132
Efficiency Ratio-FTE	63.7%	65.2%	61.2%	60.1%	65.9%	72.0%	59.3%	71.2%	66.7%	63.1%	62.6%	63.1%
Adjustment Items (Noninterest Income):												
3Q-4Q 12 student / Ginnie Mae loan sale (losses)							(92)					
Securities gain related to the sale of Coca Cola stock							1,938					
Pre-tax mortgage repurchase provision related to loans sold to GSEs prior to 2009							(371)					
GSE mortgage repurchase settlements								(63)				
RidgeWorth sale									105			
Premium Assignment Corporation sale					107							107
Securities & MSR losses in connection with tax reform-related actions					(114)							(114)
Adjusted Noninterest Income	815	847	827	846	840	3,421	3,898	3,277	3,218	3,268	3,383	3,361
Adjusted Revenue-FTE[2]	2,192	2,247	2,266	2,313	2,313	8,600	9,123	8,257	8,200	8,174	8,742	9,139
Noninterest Expense[1]	1,397	1,465	1,388	1,391	1,520	6,194	6,284	5,831	5,543	5,160	5,468	5,764
Adjustment Items (Noninterest Expense):												
Legacy affordable housing impairment							96					
Charitable contribution of KO shares							38					
Impact of certain legacy mortgage legal matters								323	324			
Mortgage servicing advances allowance increase								96				
Potential mortgage servicing settlement & claims expense												
Efficiency related charges as outlined in 12/4/17 8-K					36							36
Contribution to communities / teammates in connection with tax-reform					75							75
Adjusted Noninterest Expense[2]	1,397	1,465	1,388	1,391	1,409	6,194	6,150	5,412	5,219	5,160	5,468	5,653
Amortization Expense	14	13	15	22	25	43	46	23	25	40	49	75
Adjusted Tangible Expenses[2]	1,383	1,452	1,373	1,369	1,384	6,151	6,104	5,389	5,194	5,120	5,419	5,578
Adjusted Efficiency Ratio-FTE[3]	63.7%	65.2%	61.2%	60.1%	60.9%	72.0%	67.4%	65.6%	63.7%	63.1%	62.6%	61.9%
Adjusted Tangible Efficiency Ratio-FTE[3]	63.1%	64.6%	60.6%	59.2%	59.9%	71.5%	66.9%	65.3%	63.3%	62.6%	62.0%	61.0%

1. In accordance with updated GAAP, amortization of affordable housing investments of $40 million, $39 million, and $49 million were reclassified and are now presented in provision for income taxes for 2011, 2012, and 2013, respectively. Previously, the amortization was presented in other noninterest expense
2. Adjusted revenue and expenses are provided as they remove certain items that are material and potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions
3. Represents adjusted noninterest expense / adjusted revenue-FTE. Adjusted tangible efficiency ratio excludes amortization expense, the impact of which is (0.65%), (0.59%), (0.65%), (0.95%), (1.08%), (0.50%), (0.50%), (0.28%), (0.30%), (0.49%), (0.56%), and (0.82%) for 4Q 16, 1Q 17, 2Q 17, 3Q 17, 4Q 17, 2011, 2012, 2013, 2014, 2015, 2016, and 2017, respectively

Note: 2012, 2013, 2014, 4Q 17, and 2017 values represent the adjusted efficiency ratio and adjusted tangible efficiency ratio. 4Q 16, 1Q 17, 2Q 17, 3Q 17, 2011, 2015, and 2016 represent reported efficiency ratio and reported tangible efficiency ratio

24

SunTrust

25 RECONCILIATION: COMMON EQUITY TIER 1 RATIO1 1. The Common Equity Tier 1 ratio is subject to certain phase-in requirements under Basel III beginning in 2015, and as such we have presented a reconciliation of the Common Equity Tier 1 ratio as calculated considering the phase-in requirements (Common Equity Tier 1 – Transitional) to the fully phased-in ratio. All figures are estimated at the time of the earnings release, subject to revision, and based on current capital rules 2. Primarily includes the phase-out from capital of certain DTAs, the overfunded pension asset, and other intangible assets 3. Primarily relates to the increased risk weight to be applied to mortgage servicing assets on a fully phased-in basis Note: Totals may not foot due to rounding 4Q 17 Common Equity Tier 1 – Transitional $17.1 Adjustments2 (0.0) Common Equity Tier 1 – Fully phased-in $17.1 Risk-weighted Assets: Common Equity Tier 1 – Transitional $176.0 Adjustments3 2.7 Risk-weighted Assets: Common Equity Tier 1 – Fully phased-in $178.6 Common Equity Tier 1 – Transitional 9.8% Common Equity Tier 1 – Fully phased-in 9.6% ($ in billions)

26 RECONCILIATION: OTHER NON-GAAP MEASURES Note: Totals may not foot due to rounding 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 Total Shareholders' Equity $23.6 $23.5 $24.5 $24.5 $25.2 Goodwill, Net of Deferred Taxes (6.1) (6.1) (6.1) (6.1) (6.2) Other Intangible Assets Including MSRs, Net of Deferred Taxes (1.7) (1.7) (1.7) (1.7) (1.8) MSRs 1.6 1.7 1.7 1.7 1.8 Tangible Equity $17.5 $17.4 $18.4 $18.4 $19.0 Noncontrolling Interest (0.1) (0.1) (0.1) (0.1) (0.1) Preferred Stock (1.2) (1.2) (2.0) (2.0) (2.5) Tangible Common Equity $16.2 $16.1 $16.3 $16.3 $16.4 Total Assets 204.9 205.6 207.2 208.3 206.0 Goodwill (6.3) (6.3) (6.3) (6.3) (6.3) Other Intangible Assets Including MSRs, Net of Deferred Taxes (1.7) (1.7) (1.7) (1.7) (1.8) MSRs 1.6 1.7 1.7 1.7 1.8 Tangible Assets $198.5 $199.3 $200.9 $201.9 $199.6 Average Equity / Average Assets 11.8% 11.6% 11.8% 11.9% 12.1% Total Equity / Total Assets 11.5% 11.4% 11.8% 11.8% 12.2% Tangible Equity / Tangible Assets 8.8% 8.7% 9.2% 9.1% 9.5% Tangible Common Equity / Tangible Assets 8.2% 8.1% 8.1% 8.1% 8.2% Book Value Per Common Share $45.38 $45.62 $46.51 $47.16 $47.94 Tangible Book Value Per Common Share $32.95 $33.05 $33.83 $34.34 $34.82 ($ in billions, except per-share data)